Q2 2020 Investor Presentation JULY 2020 Exhibit 99.3

Q2 and July Update

Rent collection update Note: All ratios represent percentage of total Base Rent for such period and such category collected. Percentages may include immaterial rounding in certain instances. All tenant updates are based on available information as of July 27, 2020. 1Base Rent in Q2 and July 2020 is $117.4M and $39.3M, respectively. Included in July collections is 0.2% of Base Rent which we expect to collect. Base Rent collected in Q2 and July 2020 includes 0.4% and 1.9%, respectively, of collections from tenants that are in default for failure to pay prior months. Including mortgage payments, cash collected was 75.7% and 86.7% for Q2 and July 2020, respectively. Please see Appendix at the back of this presentation for Reporting Definitions and Explanations and a disclosure regarding Forward-Looking Statements. Q2 2020 Collection Entire Portfolio Top 10 Tenants Top 20 Tenants Public April 77.6% 100.0% 92.7% 89.2 % May 70.7% 78.3% 78.8% 89.1 % June 76.7% 84.8% 81.9% 89.6 % Q21 75.0% 87.7% 84.5% 89.3 % July1 85.0% 100.0% 95.0% 92.6 % July 2020 Collection 75% of Q2 Base Rent1 85% of July Base Rent1 Expect continued improvement throughout the remainder of the year

Q2'20 AND JULY BASE RENT DETAIL

Q2 Base Rent[1]



Base Rent Collected
75.0%
Base Rent Uncollected 25.0%
Deferrals Recognized[2]
19.1%
Deferrals Unrecognized[2]
0.3%
Abatement
2.0%
Lost Rent
3.6%

Lost Rent Detail		
Restructure	Bankruptcy	Other
0.9%	0.4%	2.3%

July Base Rent[1]



Base Rent Collected
85.0%
Base Rent Uncollected 15.0%
Deferrals Recognized[2]
11.0%
Deferrals Unrecognized[2]
0.2%
Abatement
1.6%
Lost Rent
2.2%

Lost Rent Detail		
Restructure	Bankruptcy	Other
0.8%	0.2%	1.2%

Executed substantially all deferral agreements

- $4.6 million of rent will be deferred in 2H 2020, subject to percentage rent arrangements, with weighted average deferral period of 6.0 months[3]
- $5.1 million of rent will be deferred in 2H 2020, excluding tenants subject to percentage rent arrangements, with weighted average deferral periods of 1.8 months
- $1.3 million of rent will be abated in 2H 2020; Spirit received extended lease term on the vast majority of leases where rent was abated
- We have executed one deferral extension and 36 tenants have retracted their deferrals and paid full rent April through July

Note: All ratios represent percentage of total Base Rent for such period. Percentages may include immaterial rounding in certain instances. All tenant updates are based on available information as of July 27, 2020.

[1]Base Rent in Q2 and July 2020 is $117.4M and $39.3M, respectively. Included in July collections is 0.2% of Base Rent which we expect to collect. Base Rent collected in Q2 and July 2020 includes 0.4% and 1.9%, respectively, of collections from tenants that are in default for failure to pay prior months.

[2]Deferrals recognized are included in revenue in our income statement whereas deferrals unrecognized are accrued on a cash basis and are not included in revenue during the deferral period. July 2020 Deferrals Recognized includes 1.1% of expected deferrals that are not yet approved or executed.

[3]Includes certain tenants within the movie theater and entertainment sectors. Under these agreements generally, Spirit will receive rent through year-end, calculated as a percentage of sales, with any aggregate short-falls to base rent becoming payable in the future.

Please see Appendix at the back of this presentation for Reporting Definitions and Explanations and a disclosure regarding Forward-Looking Statements.

4

RENT COLLECTION BY OWNERSHIP TYPE

Public and IG had very similar collections

	Q2 2020 ABR	April Collection[1]	May Collection[1]	June Collection[1]	July Collection[1]
Retail	**80.7 %**	**73.4 %**	**64.8 %**	**71.9 %**	**82.1 %**
Public	48.3 %	86.4 %	86.0 %	87.0 %	90.5 %
Private Equity	26.9 %	58.4 %	32.9 %	47.5 %	79.3 %
Other	24.8 %	64.6 %	58.5 %	68.6 %	68.9 %
Actual IG	21.0 %	100.0 %	97.6 %	95.3 %	93.1 %
Non IG	79.0 %	66.5 %	56.1 %	65.8 %	79.2 %
Industrial	**11.6 %**	**94.6 %**	**96.8 %**	**100.0 %**	**98.4 %**
Public	62.0 %	100.0 %	100.0 %	100.0 %	100.0 %
Private Equity	30.7 %	86.9 %	94.4 %	100.0 %	94.6 %
Other	7.3 %	74.6 %	79.9 %	100.0 %	100.0 %
Actual IG	23.0 %	100.0 %	100.0 %	100.0 %	100.0 %
Non IG	77.0 %	93.1 %	95.9 %	100.0 %	97.9 %
Office & Other	**7.7 %**	**96.0 %**	**93.3 %**	**92.5 %**	**93.7 %**
Public	51.0 %	96.5 %	100.0 %	96.5 %	100.0 %
Private Equity	15.4 %	100.0 %	100.0 %	100.0 %	100.0 %
Other	33.6 %	93.3 %	79.9 %	83.0 %	81.1 %
Actual IG	47.5 %	100.0 %	100.0 %	100.0 %	100.0 %
Non IG	52.5 %	92.3 %	87.2 %	85.8 %	87.9 %
Total	**100.0 %**	**77.6 %**	**70.7 %**	**76.7 %**	**85.0 %**
Public	50.1 %	89.2 %	89.1 %	89.6 %	92.6 %
Private Equity	26.4 %	64.1 %	44.2 %	56.9 %	82.3 %
Other	23.5 %	68.0 %	61.6 %	71.4 %	71.4 %
Actual IG	23.2 %	100.0 %	98.3 %	96.6 %	95.0 %
Non IG	76.8 %	71.0 %	62.3 %	70.7 %	81.9 %

Note: Investment grade ratings represent the credit rating of our tenants, their subsidiaries or affiliated companies. Actual ratings, if available, based on S&P or Moody's are used. Publicly owned represents ownership of our tenants or their affiliated companies. Non investment grade includes equivalent ratings, if available, based on shadow ratings from Moody's.

[1]Represents percentage of total Base Rent for such period and such ownership category collected. Percentages may include immaterial rounding in certain instances. Included in July collections is 0.2% of Base Rent which we expect to collect. Base Rent collected in Q2 and July 2020 includes 0.4% and 1.9%, respectively, of collections from tenants that are in default for failure to pay prior months.

Please see Appendix at the back of this presentation for Reporting Definitions and Explanations and a disclosure regarding Forward-Looking Statements.

5

RENT COLLECTION BY INDUSTRY

INDUSTRY	Q2 2020 ABR	April Collection[1]	May Collection[1]	June Collection[1]	July Collection[1]	July Deferred/ Expected Deferrals
Convenience Stores	8.4 %	95.5 %	95.5 %	100.0 %	95.6 %	0.0 %
Restaurants - Quick Service	7.0 %	98.2 %	56.8 %	78.8 %	100.0 %	0.0 %
Health and Fitness	6.9 %	49.7 %	6.2 %	22.4 %	67.8 %	19.3 %
Restaurants - Casual Dining	6.1 %	33.8 %	47.9 %	49.6 %	63.6 %	25.0 %
Movie Theaters	5.7 %	20.8 %	2.0 %	2.0 %	7.2 %	75.0 %
Drug Stores / Pharmacies	5.0 %	100.0 %	100.0 %	100.0 %	100.0 %	0.0 %
Grocery	3.8 %	100.0 %	100.0 %	100.0 %	100.0 %	0.0 %
Entertainment	3.7 %	12.7 %	18.2 %	18.2 %	54.4 %	45.6 %
Car Washes	3.4 %	64.0 %	64.0 %	100.0 %	100.0 %	0.0 %
Dealerships	3.2 %	100.0 %	100.0 %	100.0 %	100.0 %	0.0 %
Home Improvement	3.1 %	100.0 %	97.4 %	97.4 %	100.0 %	0.0 %
Dollar Stores	3.1 %	100.0 %	100.0 %	100.0 %	100.0 %	0.0 %
Home Décor	2.7 %	95.5 %	83.6 %	83.5 %	100.0 %	0.0 %
Specialty Retail	2.5 %	88.8 %	97.3 %	100.0 %	88.8 %	0.0 %
Warehouse Club and Supercenters	2.4 %	100.0 %	100.0 %	100.0 %	100.0 %	0.0 %
Automotive Service	2.3 %	56.1 %	68.2 %	95.8 %	100.0 %	0.0 %
Department Stores	2.0 %	84.5 %	66.6 %	48.6 %	35.5 %	64.5 %
Home Furnishings	1.9 %	56.6 %	7.0 %	41.2 %	66.3 %	21.5 %
Sporting Goods	1.7 %	96.4 %	92.9 %	92.9 %	92.9 %	0.0 %
Education	1.7 %	13.7 %	28.1 %	32.7 %	92.6 %	7.4 %
Automotive Parts	1.2 %	100.0 %	100.0 %	100.0 %	100.0 %	0.0 %
Office Supplies	0.8 %	100.0 %	100.0 %	100.0 %	100.0 %	0.0 %
Other	0.7 %	87.2 %	92.7 %	99.5 %	100.0 %	0.0 %
Medical Office	0.6 %	100.0 %	100.0 %	100.0 %	100.0 %	0.0 %
Pet Supplies & Service	0.5 %	100.0 %	98.2 %	100.0 %	100.0 %	0.0 %
Apparel	0.3 %	48.0 %	48.0 %	48.1 %	60.0 %	20.6 %
RETAIL	**80.7 %**	**73.4 %**	**64.8 %**	**71.9 %**	**82.1 %**	**13.3 %**
Distribution	7.5 %	97.9 %	97.8 %	100.0 %	100.0 %	0.0 %
Manufacturing	4.1 %	88.0 %	95.1 %	100.0 %	95.3 %	4.7 %
INDUSTRIAL	**11.6 %**	**94.6 %**	**96.8 %**	**100.0 %**	**98.4 %**	**1.6 %**
Professional Office	3.1 %	95.6 %	100.0 %	95.6 %	100.0 %	0.0 %
Medical Office	2.7 %	93.4 %	100.0 %	98.2 %	91.5 %	1.8 %
Data Center	1.3 %	100.0 %	100.0 %	100.0 %	100.0 %	0.0 %
Hotel	0.6 %	100.0 %	19.7 %	39.4 %	59.1 %	40.9 %
OFFICE & OTHER	**7.7 %**	**96.0 %**	**93.3 %**	**92.5 %**	**93.7 %**	**4.0 %**
TOTAL	**100.0 %**	**77.6 %**	**70.7 %**	**76.7 %**	**85.0 %**	**11.2 %**

[1]Represents percentage of total Base Rent for such period and such industry collected and deferred. Percentages may include immaterial rounding in certain instances. Included in July collections is 0.2% of Base Rent which we expect to collect. Base Rent collected in Q2 and July 2020 includes 0.4% and 1.9%, respectively, of collections from tenants that are in default for failure to pay prior months.

Please see Appendix at the back of this presentation for Reporting Definitions and Explanations and a disclosure regarding Forward-Looking Statements.

6

Property cost leakage detail ($ in Millions) Q1 2019 Q2 2019 Q3 2019 Q4 2019 Q1 2020 Q2 2020 Base Rent $ 96.6 $ 97.7 $ 101.1 $ 108.9 $ 117.3 $ 117.4 Tenant Reimbursement 3.5 2.8 2.8 3.2 3.1 2.4 Property Costs (5.2) (4.4) (4.4) (4.7) (5.9) (7.2) Property Cost Leakage (1.7) (1.6) (1.6) (1.5) (2.8) (4.8) Property Cost Leakage % 1.8% 1.6% 1.6% 1.4% 2.4% 4.1 % Q2 2020 Percentage of Leakage Recent tenant bankruptcies and COVID-19 related distress have resulted in the accrual of additional tenant property costs, both for the current quarter and for prior periods. Operating leakage is approximately 1.5% Multi-tenant, Gross and Ground Leases Troubled Tenants Current Period Property Costs2 Vacants Legal and Other 1Includes all out of period property costs that were not recognized in prior quarters. 2Troubled Tenants leakage represents property costs from current quarter as opposed to prior quarter. Please see Appendix at the back of this presentation for Reporting Definitions and Explanations and a disclosure regarding Forward-Looking Statements. Troubled Tenants Prior Period Property Costs1 1.5% Operating leakage

PROPERTY STATUS BY INDUSTRY

Over 90% of Spirit's portfolio is open or partially open



Industry	Fully Open	Partially Open	Closed
Convenience Stores	100.0 %	0.0 %	0.0 %
Restaurants - Quick Service	4.3 %	95.7 %	0.0 %
Health and Fitness	85.4 %	0.0 %	14.6 %
Restaurants - Casual Dining	94.1 %	2.4 %	3.5 %
Movie Theaters	0.0 %	0.0 %	100.0 %
Drug Stores / Pharmacies	100.0 %	0.0 %	0.0 %
Grocery	100.0 %	0.0 %	0.0 %
Entertainment	80.0 %	0.0 %	20.0 %
Car Washes	100.0 %	0.0 %	0.0 %
Dealerships	100.0 %	0.0 %	0.0 %
Home Improvement	100.0 %	0.0 %	0.0 %
Dollar Stores	100.0 %	0.0 %	0.0 %
Home Décor	100.0 %	0.0 %	0.0 %
Specialty Retail	100.0 %	0.0 %	0.0 %
Warehouse Club and Supercenters	100.0 %	0.0 %	0.0 %
Automotive Service	100.0 %	0.0 %	0.0 %
Department Stores	100.0 %	0.0 %	0.0 %
Home Furnishings	100.0 %	0.0 %	0.0 %
Sporting Goods	100.0 %	0.0 %	0.0 %
Education	100.0 %	0.0 %	0.0 %
Automotive Parts	100.0 %	0.0 %	0.0 %
Office Supplies	100.0 %	0.0 %	0.0 %
Other	98.1 %	0.0 %	1.9 %
Medical Office	100.0 %	0.0 %	0.0 %
Pet Supplies & Service	100.0 %	0.0 %	0.0 %
Apparel	100.0 %	0.0 %	0.0 %
RETAIL	**82.0 %**	**8.5 %**	**9.5 %**
Distribution	100.0 %	0.0 %	0.0 %
Manufacturing	100.0 %	0.0 %	0.0 %
INDUSTRIAL	**100.0 %**	**0.0 %**	**0.0 %**
Professional Office	100.0 %	0.0 %	0.0 %
Medical Office	100.0 %	0.0 %	0.0 %
Data Center	100.0 %	0.0 %	0.0 %
Hotel	100.0 %	0.0 %	0.0 %
OFFICE & OTHER	**100.0 %**	**0.0 %**	**0.0 %**
TOTAL	**85.6 %**	**6.8 %**	**7.6 %**

Retail and Recreation for SRC Retail Properties[1]


% Change from Baseline 7-Day Moving Average
10%
0%
-10%
-20%
-30%
5-Week Baseline from
Jan 3rd – Feb 6
21-Feb
21-Mar
21-Apr
21-May
21-Jun
21-Jul

Note: Based on information available as of July 27, 2020. Represents percentage of Base Rent from such industry where the property is considered "fully open" or "partially open." A property is considered fully open when inside sales exist. It is considered partially open if sales are limited to outside of the store (i.e. curbside, drive-thru or takeout). Percentages may include immaterial rounding in certain instances.

[1]Based on Spirit's Retail portfolio at the county level using Google Community Mobility Reports. Traffic patterns may not be indicative of the ability or willingness of our tenants in such states to pay rent on a timely basis or at all.

Please see Appendix at the back of this presentation for Reporting Definitions and Explanations and a disclosure regarding Forward-Looking Statements.

8

Q2 2020 Portfolio and Balance Sheet Metrics

Tenant Concept Number of Properties Percent of ABR Church's Chicken 167 2.8% Home Depot 7 2.4% Walgreens 36 2.4% Circle K 76 2.3% GPM Investments, LLC 113 2.1% At Home 12 2.1% Dollar Tree / Family Dollar 106 2.1% CVS 34 2.0% Life Time Fitness 5 1.9% Party City 3 1.8% BJ's Wholesale Club 6 1.7% CarMax 7 1.7% Bank of America 2 1.7% Main Event 8 1.5% LA Fitness 8 1.5% Kohl’s 11 1.5% Ferguson Enterprises 7 1.4% United Supermarkets 15 1.4% Sportsman’s Warehouse 10 1.3% Mac Papers 14 1.3% Total Top 20 647 36.9% Top 20 Tenants Asset Types and Tenant Industries1 RETAIL 80.7% INDUSTRIAL Top Tenancy and Portfolio Mix 1Percentages based on ABR. Please see Appendix at the back of this presentation for Reporting Definitions and Explanations and a disclosure regarding Forward-Looking Statements. 11.6% 7.5% Distribution 4.1% Manufacturing OFFICE & OTHER 7.7% 3.1% Professional 2.7% Medical 1.3% Data Center 0.6% Hotel

Portfolio Health Note: Percents are weighted by ABR. 1Investment Grade Ratings represent the credit rating of our tenants, their subsidiaries or affiliated companies. Actual ratings, if available, based on S&P or Moody’s are used. Equivalent ratings (included in the chart), if available, based on shadow ratings from Moody’s are used if actuals are not available. 2Publicly owned represents ownership of our tenants or their affiliated companies. 3Represents corporate-level reporting of revenues of our tenants or their affiliated companies, excluding non-reporting tenants. Please see Appendix at the back of this presentation for Reporting Definitions and Explanations and a disclosure regarding Forward-Looking Statements. Actual Investment Grade Rated1 23.2% 49.9% Unit Reporting 93.9% Corporate Reporting Combined Unit Level and Corporate Coverage 2.7x Weighted Average Unit Level Coverage 2.6x Other 23.5% Publicly Owned2 50.1% Private Equity Owned 26.4% % of ABR from Reporting Tenants 1

Granular and Liquid Portfolio Please see Appendix at the back of this presentation for Reporting Definitions and Explanations and a disclosure regarding Forward-Looking Statements. Properties by Real Estate Investment Properties by Building Square Footage Properties by Annualized Base Rent Median: 6.6K Median: $123.9K Median: $1.7M

LEASE STRUCTURE, EXPIRATIONS AND ESCALATIONS $ in thousands 1 ABR is not adjusted for the impact of abatements provided as relief due to the COVID-19 pandemic. As of the date of this report, SRC has agreed to a total of $1.4 million of abatements for the period from July 1, 2020 – June 30, 2021. 2 Vacant square feet includes unoccupied square footage on multi-tenant properties. Please see Appendix at the back of this presentation for Reporting Definitions and Explanations and a disclosure regarding Forward-Looking Statements. Year Number of Owned Properties Square Feet (in thousands) Annualized Base Rent1 Contractual Rent Annualized (1) % of ABR Remainder of 2020 11 285 $ 2,112 0.5% 2021 74 2,010 22,564 4.8% 2022 44 1,591 17,015 3.6% 2023 116 3,079 34,492 7.3% 2024 50 1,813 20,411 4.4% 2025 49 1,483 18,425 3.9% 2026 91 2,112 29,035 6.2% 2027 124 2,471 36,807 7.8% 2028 108 1,919 26,906 5.7% 2029 323 2,752 42,081 9.0% Thereafter 767 16,212 219,772 46.8% Vacant2 14 509 — — Total owned properties 1,771 36,236 $ 469,620 100.0% 1.1% Forward Same Store Sales Occupancy Rates Forward 12 Month Lease Escalations 0.8% Lease Structure (% of ABR) 41.3% Master Lease Escalation Types (% of ABR)

Fortress Balance Sheet 1Adjusted Debt / Annualized Adjusted EBITDAre would be 4.9x and Adjusted Debt + Preferred / Annualized Adjusted EBITDAre would be 5.4x if all 9.2 million shares under open forward sales agreements had been settled on June 30, 2020 at the forward sale price of $35.219 per share. 2Based on balance sheet as of June 30, 2020. Normalization assumes all 9.2 million shares under open forward sales agreements had been settled on June 30, 2020 at the forward sale price of $35.219 per share. 3Based on the share price of $34.86 as of June 30, 2020 and the total outstanding shares of 102,747,502 as of June 30, 2020, which excludes 0.3 million unvested restricted shares. 4Based on stock price of $34.86 as of June 30, 2020 and most recent annualized dividend payment. Future dividends, if any, will be at the discretion of the board of directors of Spirit. Please see Appendix at the back of this presentation for Reporting Definitions and Explanations and a disclosure regarding Forward-Looking Statements. Well Staggered Debt Maturities As of June 30, 2020 ($ in Millions) Credit Ratios 5.7x (Norm. 4.9x)1 Adj. Debt / Ann. Adj. EBITDAre 4.1x Fixed Charge Coverage Ratio $1.2B Corporate Liquidity2 $3.6B Common Market Equity3 7.2% Dividend Yield4 Market Metrics 6.1x (Norm. 5.4x) 1 Adj. Debt + Preferred / Ann. Adj. EBITDAre 93% % Rent from Unencumbered Assets 8.8% Secured Debt / Total Debt

Financial Presentation and Non-GAAP Reconciliations

Q2 2020 highlights Note: Data is as of or for the quarter ended June 30, 2020. Please see Appendix at the back of this presentation for Reporting Definitions and Explanations and a disclosure regarding Forward-Looking Statements. Net loss per share of $(0.03), FFO per share of $0.68 and AFFO per share of $0.71 Operational Performance: Collected 75.0% of second quarter 2020 Base Rent of $117.4 million and 84.8% of July 2020 Base Rent of $39.3 million as of July 27, 2020 Invested $13.0 million for the acquisition of two properties and generated gross proceeds of $3.0 million on the sale of three vacant properties Entered forward contract to issue 9.2 million shares at a public offering price of $37.35 per share Ending Corporate Liquidity of $1.2 billion and Adjusted Debt / Annualized Adjusted EBITDAre of 5.7x or 4.9x assuming the settlement of the 9.2 million open forward equity contracts

Q2 2020 Overview 1As a percentage of ABR. 2Assuming the settlement of the 9.2 million open forward equity contracts. Note: Data is as of or for the quarter ended June 30, 2020. Please see Appendix at the back of this presentation for Reporting Definitions and Explanations and a disclosure regarding Forward-Looking Statements. Portfolio Data Operational Data Balance Sheet Data $469.6M 1,771 Owned Properties 294 Tenants 28 Retail Industries 37% Top 10 Tenant Concentration1 BBB S&P BBB Fitch 22% Investment Grade Rated Baa3 Moody’s 1.1% Forward Same Store Sales Annualized Base Rent Top 20 Tenant Concentration1 9.9 yrs Weighted Average Remaining Lease Term 5.7x /4.9x2 Adjusted Debt / Annualized Adjusted EBITDAre 4.1x Fixed Charge Coverage Ratio Concepts 255 48 States Real Estate Investments $6.3B 35.7M Occupied Square Feet 99.2% Occupancy 0.8% Forward 12 Month Lease Escalations 93% Rent from Unencumbered Assets1 Unencumbered Assets / Unsecured Debt 2.6x 75.0% Q2 Base Rent Collection

(Unaudited) June 30, 2020 March 31, 2019 December 31, 2019 December 31, 2018 Assets Real estate investments: Land and improvements $ 1,926,442 $ 1,910,287 Buildings and improvements 3,953,843 3,840,220 Total real estate investments 5,880,285 5,750,507 Less: accumulated depreciation (777,938) (717,097) 5,102,347 5,033,410 Loans receivable, net 29,163 34,465 Intangible lease assets, net 350,466 385,079 Real estate assets under direct financing leases, net 7,300 14,465 Real estate assets held for sale, net 12,708 1,144 Net investments 5,501,984 5,468,563 Cash and cash equivalents 97,190 14,492 Deferred costs and other assets, net 153,064 124,006 Goodwill 225,600 225,600 Total assets $ 5,977,838 $ 5,832,661 Liabilities and stockholders’ equity Liabilities: Revolving credit facilities $ — $ 116,500 Term loans 397,824 — Senior Unsecured Notes, net 1,484,884 1,484,066 Mortgages and notes payable, net 214,338 216,049 Convertible Notes, net 339,462 336,402 Total debt, net 2,436,508 2,153,017 Intangible lease liabilities, net 120,934 127,335 Accounts payable, accrued expenses and other liabilities 136,588 139,060 Total liabilities 2,694,030 2,419,412 Stockholders’ equity: Preferred stock and paid in capital, $0.01 par value, 20,000,000 shares authorized: 6,900,000 shares issued and outstanding at both June 30, 2020 and December 31, 2019 166,177 166,177 Common stock, $0.05 par value, 175,000,000 shares authorized: 103,043,270 and 102,476,152 shares issued and outstanding at June 30, 2020 and December 31, 2019, respectively 5,152 5,124 Capital in excess of common stock par value 5,710,386 5,686,247 Accumulated deficit (2,587,850) (2,432,838) Accumulated other comprehensive loss (10,057) (11,461) Total stockholders’ equity 3,283,808 3,413,249 Total liabilities and stockholders’ equity $ 5,977,838 $ 5,832,661 CONSOLIDATED BALANCE SHEETS $ IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS Please see Appendix at the back of this presentation for Reporting Definitions and Explanations and a disclosure regarding Forward-Looking Statements.

(Unaudited) Three Months Ended June 30, Three Months Ended March 31, Six Months Ended June 30, Three Months Ended March 31, 2020 2019 2019 2018 2020 2019 2019 2018 Revenues: Rental income 1 $ 104,067 117,190 $ 98,236 106,506 $ 104,067 238,553 $ 98,236 210,573 Interest income on loans receivable 986 390 294 920 986 809 294 1,906 Earned income from direct financing leases 396 131 465 308 396 308 465 704 Related party fee income 6,927 250 2,219 7,249 6,927 500 2,219 14,176 Other income 217 563 1,245 762 217 1,074 1,245 979 Total revenues 112,593 118,524 102,459 115,745 112,593 241,244 102,459 228,338 Expenses: General and administrative 11,975 13,833 25,465 27,014 Property costs (including reimbursable) 7,234 4,407 13,170 9,561 Deal pursuit costs 14 173 1,033 244 Interest 26,095 25,176 51,454 51,787 Depreciation and amortization 53,160 41,342 105,396 82,691 Impairments 21,049 3,607 61,823 7,299 Total expenses 119,527 88,538 258,341 178,596 Other income: Loss on debt extinguishment — (14,676) — (5,893) Gain on disposition of assets 658 29,776 1,046 38,506 Preferred dividend income from SMTA — 3,750 — 7,500 Total other income 658 18,850 1,046 40,113 (Loss) income before income tax expense (345) 46,057 (16,051) 89,855 Income tax expense (68) (320) (209) (540) Net (loss) income (413) 45,737 (16,260) 89,315 Dividends paid to preferred shareholders (2,588) (2,588) (5,176) (5,176) Net (loss) income attributable to common stockholders $ (3,001) $ 43,149 $ (21,436) $ 84,139 CONSOLIDATED STATEMENTS OF OPERATIONS $ IN THOUSANDS 1For the three and six months ended June 30, 2020, rental income included $110.2 million and $226.7 million of Base Cash Rent, respectively, and $2.4 million and $5.5 million of tenant reimbursable income, respectively. Base Cash Rent for the three and six months ended June 30, 2020 includes $22.3 million of deferred rental income recognized in conjunction with the FASB’s relief for deferral agreements extended as a result of the COVID-19 pandemic. For the three and six months ended June 30, 2019, rental income included $98.4 million and $195.2 million of Base Cash Rent, respectively, and $2.8 million and $6.3 million of tenant reimbursable income, respectively. Please see Appendix at the back of this presentation for Reporting Definitions and Explanations and a disclosure regarding Forward-Looking Statements.

1Costs related to COVID-19 are included in general and administrative expense and primarily relate to legal fees for executing rent deferral or abatement agreements. 2AFFO for the three and six months ended June 30, 2020 includes $22.3 million of deferred rental income recognized in conjunction with the FASB’s relief for deferral agreements extended as a result of the COVID-19 pandemic. 3Weighted average shares of common stock for non-GAAP measures includes unvested market-based awards for the three and six months ended June 30, 2020 and unsettled forward equity contracts for the six months ended June 30, 2020, which are dilutive for the non-GAAP calculations. Dividends paid and undistributed earnings allocated, if any, to unvested restricted stockholders are deducted from FFO and AFFO for the computation of the per share amounts. The following amounts were deducted: Please see Appendix at the back of this presentation for Reporting Definitions and Explanations and a disclosure regarding Forward-Looking Statements.  (Unaudited)   Three Months Ended June 30,   Six Months Ended June 30,   2020   2019   2020   2019 Net (loss) income attributable to common stockholders   $ (3,001)   $ 43,149   $ (21,436)   $ 84,139 Portfolio depreciation and amortization   53,014   41,200   105,105   82,407 Portfolio impairments 21,049 3,607 61,823 7,299 Gain on disposition of assets   (658)   (29,776)   (1,046) (38,506) FFO attributable to common stockholders   $ 70,404   $ 58,180   $ 144,446 $ 135,339 Loss on debt extinguishment — 14,676 — 5,893 Deal pursuit costs 14 173 1,033 244 Non-cash interest expense 3,400 3,694 6,468 8,431 Accrued interest and fees on defaulted loans — — — 285 Straight-line rent, net of related bad debt expense (4,392) (4,485) (5,486) (7,392) Other amortization and non-cash charges 133 (270) 170 (595) Non-cash compensation expense 3,308 3,883 6,759 7,461 Costs related to COVID-191 738 — 738 — AFFO attributable to common stockholders2   $ 73,605   $ 75,851   $ 154,128   $ 149,666 Dividends declared to common stockholders $ 64,402 $ 56,318 $ 128,740 $ 110,572 Dividends declared as a percent of AFFO 87% 74% 84% 74% Net (loss) income per share of common stock – Basic $ (0.03) $ 0.49 $ (0.21) $ 0.97 Net (loss) income per share of common stock – Diluted $ (0.03) $ 0.49 $ (0.21) $ 0.96 FFO per share of common stock – Diluted 3 $ 0.68 $ 0.66 $ 1.39 $ 1.55 AFFO per share of common stock – Diluted 3 $ $ 0.71 $ 0.86 $ 1.49 $ 1.72 Weighted average shares of common stock outstanding – Basic 102,678,967 87,001,987 102,454,557 86,253,698 Weighted average shares of common stock outstanding – Diluted 102,678,967 87,890,699 102,454,557 86,779,297 Weighted average shares of common stock outstanding for non-GAAP measures – Diluted3 102,762,592 87,890,699 103,292,730 86,779,297 Three Months Ended June 30, Six Months Ended June 30, 2020 2019 2020 2019 FFO $0.2 million $0.2 million $0.4 million $0.6 million AFFO $0.2 million $0.3 million $0.5 million $0.7 million FUNDS AND ADJUSTED FUNDS FROM OPERATIONS $ IN THOUSANDS, EXCEPT PER SHARE AMOUNTS

OTHER NON-GAAP RECONCILIATIONS

$ IN THOUSANDS

Adjusted Debt		Q2 2020
2019 Credit Facility	$	—
2020 Term Loans, net		397,824
Senior Unsecured Notes, net		1,484,884
Mortgages and notes payable, net		214,338
Convertible Notes, net		339,462
Total debt, net		2,436,508
Unamortized debt discount, net		6,804
Unamortized deferred financing costs		18,004
Cash and cash equivalents		(97,190)
Restricted cash balances held for the benefit of lenders		(12,195)
Adjusted Debt		2,351,931
Preferred Stock at liquidation value		172,500
Adjusted Debt + Preferred Stock	$	2,524,431

Fixed Charge Coverage Ratio (FCCR)		Q2 2020
Annualized Adjusted EBITDAre	$	410,972
Interest expense		26,095
Less: Non-cash interest		(3,400)
Preferred Stock dividends		2,588
Fixed charges	$	25,283
Annualized fixed charges	$	101,132
FCCR		4.1x

Annualized Adjusted EBITDAre		Q2 2020
Net loss	$	(413)
Interest		26,095
Depreciation and amortization		53,160
Income tax expense		68
Gain on disposition of assets		(658)
Portfolio impairments		21,049
EBITDAre		99,301
Adjustments to revenue producing acquisitions and dispositions		85
Deal pursuit costs		14
Costs related to COVID-19[1]		738
Adjusted EBITDAre		100,138
Adjustments related to straight-line rent[2]		1,112
Other adjustments for Annualized EBITDAre[3]		1,493
Annualized Adjusted EBITDAre	$	410,972
Adjusted Debt / Annualized Adjusted EBITDAre[4]		5.7x
Adjusted Debt + Preferred / Annualized Adjusted EBITDAre		6.1x

Annualized Adjusted Cash NOI		Q2 2020
Adjusted EBITDAre	$	100,138
General and administrative (excluding costs related to COVID-19)		11,237
Adjusted NOI		111,375
Straight-line rental revenue, net		(4,392)
Other amortization and non-cash charges		133
Adjusted Cash NOI[5]	$	107,116
Annualized Adjusted NOI	$	445,500
Annualized Adjusted Cash NOI	$	428,464

[1]Costs related to COVID-19 are included in general and administrative expense and primarily relate to legal fees for executing rent deferral or abatement agreements.
[2]Adjustment relates to $4.0 million of bad debt expense on straight-line rent receivable balances, where only $1.3 million of the expense relates to straight-line rent that would have been recognized during the three months ended June 30, 2020. As such, annualization of the $2.7 million of bad debt expense related to straight-line rental revenue recognized in previous periods would not be appropriate. The $2.7 million adjustment was partially offset by $1.6 million of straight-line rental revenue recognized during the three months ended June 30, 2020 for certain leases accounted for as lease modifications.
[3]Adjustments are comprised of certain property costs and general and administrative expenses where annualization would not be appropriate.
[4]Adjusted Debt / Annualized Adjusted EBITDAre would be 4.9x and Adjusted Debt + Preferred / Annualized Adjusted EBITDAre would be 5.4x if all 9.2 million shares under open forward sales agreements had been settled on June 30, 2020.
[5]Adjusted Cash NOI includes $22.3 million of deferred rental income recognized in conjunction with the FASB's relief for deferral agreements extended as a result of the COVID-19 pandemic.
Please see Appendix at the back of this presentation for Reporting Definitions and Explanations and a disclosure regarding Forward-Looking Statements.

21

NET INVESTMENT ACTIVITY

$ IN THOUSANDS


Investment Activity (in $000's)
Investments (Gross Investment)
Dispositions (Gross Proceeds)
$276,509
$68,110
$589,558
$23,834
$213,442
$15,680
$13,016
$2,995
Q3 2019
Q4 2019
Q1 2020
Q2 2020

Q2 2020 Acquisitions

- $1.0M of Annualized Base Rent
- 1.5% Average Annual Escalators
- 100% of acquisitions are new tenants

Activity (in $000's)	Q3 2019	Q4 2019	Q1 2020	Q2 2020	TTM
Acquisitions:					
Number of Transactions	7	8	8	1	24
Number of Properties	69	139	27	2	237
Gross Investment	$270,622	$574,808	$205,863	$13,016	$1,064,309
Initial Cash Yield	6.82%	7.55%	6.47%	7.51%	7.15%
Economic Yield	7.61%	8.18%	7.41%	8.35%	7.89%
Weighted Avg. Lease Term (Years)	13.7	9.8	14.7	15.1	11.8
Revenue Producing Capital Expenditures:					
Gross Investment	$5,887	$14,750	$7,579	—	$28,216
Initial Cash Yield	8.08%	7.68%	7.27%	—	7.65%
Total Gross Investment	$276,509	$589,558	$213,442	$13,016	$1,092,525
Total Investment Cash Yield	6.84%	7.55%	6.50%	7.51%	7.17%
Dispositions:					
Number of Leased Properties [1]	8	4	4	—	16
Number of Vacant Properties	1	7	3	3	14
Real Estate Investment	$50,698	$43,252	$18,337	$2,743	$115,030
Gross Proceeds	$68,110	$23,834	$15,680	$2,995	$110,619
Capitalization Rate [2]	6.05%	8.73%	9.38%	—	6.72%

[1] Q4 2019 includes one multi-tenant property where a stand-alone occupied building on the property was retained.
[2] Capitalization rates are calculated based only on income producing properties.
Please see Appendix at the back of this presentation for Reporting Definitions and Explanations and a disclosure regarding Forward-Looking Statements.

22

DEBT SUMMARY AND MARKET CAPITALIZATION

$ IN THOUSANDS

	June 30, 2020	Interest Rate	Weighted Avg. Years to Maturity
2019 Credit Facility[1]	$ —	—%	2.8
2020 Term Loans	400,000	1.69%	1.8
Unamortized deferred financing costs	(2,176)		
Carrying amount	397,824		
2021 Convertible Notes	345,000	3.75%	0.9
Unamortized net discount and deferred financing costs	(5,538)		
Carrying amount	339,462		
Senior Unsecured Notes			
4.450% Notes due 2026	300,000	4.45%	6.2
3.200% Notes due 2027	300,000	3.20%	6.5
4.000% Notes due 2029	400,000	4.00%	9.0
3.400% Notes due 2030	500,000	3.40%	9.5
Unamortized net discount and deferred financing costs	(15,116)		
Carrying amount	1,484,884		
CMBS[2]			
5 CMBS loans on 88 properties	216,316	5.47%	3.3
Unamortized net premiums and deferred financing costs	(1,978)		
Carrying amount	214,338		
Total Debt, net	$ 2,436,508	3.55%	5.7
Enterprise Value:			
Adjusted Debt	$ 2,351,931		
Preferred stock at liquidation value	172,500		
Common market equity [3]	3,581,778		
Total Enterprise Value	$ 6,106,209		

Enterprise Value (in millions)



$7,000
$6,000
$5,000
$4,000
$3,000
$2,000
$1,000
$-
Q3 '19
Q4 '19
Q1 '20
Q2 '20
Adjusted Debt
Preferred market equity
Common Market Equity

Debt Type



Secured 9%
Unsecured 91%

Fixed / Floating Rate Debt



Floating 16%
Fixed 84%

Senior Unsecured Note Covenant Compliance

37.0%
Total Debt to Total Assets
(Requirement ≤ 60%)

3.3%
Total Secured Debt to Total Assets
(Requirement ≤ 40%)

4.5x
Fixed Charge Coverage Ratio[4]
(Requirement ≥ 1.5x)

2.6x
Total Unencumbered Assets to Unencumbered Debt
(Requirement ≥ 1.5x)

[1]As of June 30, 2020, $800.0 million of borrowing capacity was available under the 2019 Credit Facility and borrowings bore interest at LIBOR plus an applicable margin of 0.90% per annum.
[2]A significant portion of our secured debt is partially amortizing and requires a balloon payment at maturity.
[3]Based on the share price of $34.86 as of June 30, 2020 and the total outstanding shares of 102,747,502 as of June 30, 2020, which excludes 0.3 million unvested restricted shares.
[4]The Fixed Charge Coverage Ratio as defined in the Senior Unsecured Notes indenture includes other adjustments, including the exclusion of preferred stock dividends.
Note: Data is as of June 30, 2020, unless otherwise noted.
Please see Appendix at the back of this presentation for Reporting Definitions and Explanations and a disclosure regarding Forward-Looking Statements.

23

Net Asset Value (NAV) Components 1Debt principal outstanding of $2,461.3 million comprised of: $400.0 million under the 2020 Term Loans, $345.0 million of Convertible Notes, $1,500.0 million of Senior Unsecured Notes and $216.3 million of mortgages payable. 2Total outstanding shares as of June 30, 2020, less 0.3 million unvested restricted shares. Excludes 9.2 million shares of common stock issuable under open forward contracts. Note: Data is as of June 30, 2020. Please see Appendix at the back of this presentation for Reporting Definitions and Explanations and a disclosure regarding Forward-Looking Statements. Common Stock Outstanding 2 102,747,502 Market Value of Real Estate $2.6B Debt and Equity $176.6M Other Assets $136.6M Other Liabilities $469.6M Annualized Base Rent $34.3M Net Book Value for Vacant Assets $2.5B Debt Principal1 $172.5M Preferred Equity Liquidation Value $97.2M Cash and Cash Equivalents $12.2M Restricted Cash $29.1M Loan Receivable Principal $38.1M Tangible Other Assets $66.0M Dividends Payable $70.6M Accounts Payable, Accrued Expenses, and Other Tangible Liabilities $428.5M Annualized Adjusted Cash NOI

Appendix

Funds from Operations (FFO) and Adjusted Funds from Operations (AFFO) We calculate FFO in accordance with the standards established by NAREIT. FFO represents net income (loss) attributable to common stockholders (computed in accordance with GAAP), excluding real estate-related depreciation and amortization, impairment charges and net (gains) losses from property dispositions. FFO is a presentational non-GAAP financial measure. We use FFO as a presentational performance measure because we believe that FFO is beneficial to investors as a starting point in measuring our operational performance. Specifically, in excluding real estate-related depreciation and amortization, gains and losses from property dispositions and impairment charges, which do not relate to or are not indicative of operating performance, FFO provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs. We also believe that, as a widely recognized measure of the performance of equity REITs, FFO will be used by investors as a basis to compare our operating performance with that of other equity REITs. However, because FFO excludes depreciation and amortization and does not capture the changes in the value of our properties that result from use or market conditions, all of which have real economic effects and could materially impact our results from operations, the utility of FFO as a measure of our performance is limited. AFFO is a non-GAAP financial measure of operating performance used by many companies in the REIT industry. We adjust FFO to eliminate the impact of certain items that we believe are not indicative of our core operating performance, such as transaction costs associated with our Spin-Off, default interest and fees on non-recourse mortgage indebtedness, debt extinguishment gains (losses), costs associated with termination of interest rate swaps, costs related to the COVID-19 pandemic, and certain non-cash items. These certain non-cash items include non-cash revenues (comprised of straight-line rents net of bad debt expense, amortization of lease intangibles, and amortization of net premium/discount on loans receivable), non-cash interest expense (comprised of amortization of deferred financing costs and amortization of net debt discount/premium) and non-cash compensation expense. Other equity REITs may not calculate FFO and AFFO as we do, and, accordingly, our FFO and AFFO may not be comparable to such other equity REITs’ FFO and AFFO. FFO and AFFO do not represent cash generated from operating activities determined in accordance with GAAP, are not necessarily indicative of cash available to fund cash needs and should only be considered a presentation, and not an alternative, to net income (loss) attributable to common stockholders (computed in accordance with GAAP) as a performance measure. Adjusted Debt represents interest bearing debt (reported in accordance with GAAP) adjusted to exclude unamortized debt discount/premium, deferred financing costs, and reduced by cash and cash equivalents and cash reserves on deposit with lenders as additional security. By excluding these amounts, the result provides an estimate of the contractual amount of borrowed capital to be repaid, net of cash available to repay it. We believe this calculation constitutes a beneficial presentational non-GAAP financial disclosure to investors in understanding our financial condition. EBITDAre, Adjusted EBITDAre and Annualized Adjusted EBITDAre EBITDAre is a non-GAAP financial measure and is computed in accordance with standards established by NAREIT. EBITDAre is computed as net income (loss) (computed in accordance with GAAP), plus interest expense, plus income tax expense, plus depreciation and amortization, plus (minus) losses and gains on the disposition of depreciated property, plus impairments of depreciated property. Adjusted EBITDAre represents EBITDAre as adjusted for revenue producing acquisitions and dispositions for the quarter as if such acquisitions and dispositions had occurred as of the beginning of the quarter and for certain items that we believe are not indicative of our core operating performance, such as debt extinguishment gains (losses) and costs related to the COVID-19 pandemic. We focus our business plans to enable us to sustain increasing shareholder value. Accordingly, we believe that excluding these items, which are not key drivers of our investment decisions and may cause short-term fluctuations in net income, provides a useful presentational measure to investors and analysts in assessing the net earnings contribution of our real estate portfolio. Because these measures do not represent net income (loss) that is computed in accordance with GAAP, they should only be considered a presentation, and not an alternative, to net income (loss) (computed in accordance with GAAP) as a performance measure. Annualized Adjusted EBITDAre is calculated as Adjusted EBITDAre for the quarter, adjusted for items where annualization would not be appropriate, multiplied by four. Our computation of Adjusted EBITDAre and Annualized Adjusted EBITDAre may differ from the methodology used by other equity REITs to calculate these measures and, therefore, may not be comparable to such other REITs. Fixed Charge Coverage Ratio (FCCR) Fixed charges consist of interest expense, reported in accordance with GAAP, less non-cash interest expense and plus preferred dividends. Annualized Fixed Charges is calculated by multiplying fixed charges for the quarter by four. The Fixed Charge Coverage Ratio is the ratio of Annualized Adjusted EBITDAre to Annualized Fixed Charges and is used to evaluate our liquidity and ability to obtain financing. Adjusted NOI, Annualized Adjusted NOI, Adjusted Cash NOI and Annualized Adjusted Cash NOI Adjusted NOI is calculated as Adjusted EBITDAre for the quarter less general and administrative costs. Annualized Adjusted NOI is Adjusted NOI multiplied by four. Adjusted Cash NOI is calculated as Adjusted NOI less certain non-cash items, including straight-line rents net of bad debt expense, amortization charges and non-cash compensation. Annualized Adjusted Cash NOI is Adjusted Cash NOI multiplied by four. We believe these metrics provide useful information because they reflect only those income and expenses incurred at the property level. We believe this calculation constitutes a beneficial presentational non-GAAP financial disclosure to investors in understanding our financial results. NON-GAAP DEFINITIONS AND EXPLANATIONS

2019 Credit Facility refers to the $800 million unsecured credit facility which matures on March 31, 2023. 2020 Term Loans refers to the $400 million unsecured term loan facility which matures on April 2, 2022. 2021 Convertible Notes are the $345.0 million convertible notes of the Company which mature May 15, 2021. Annualized Base Rent (ABR) represents Base Rent and earned income from direct financing leases from the final month of the reporting period, adjusted to exclude amounts from properties sold during that period and to include a full month of rental income for properties acquired during that period. The total is then multiplied by 12. We use ABR when calculating certain metrics that are useful to evaluate portfolio credit and diversification and to manage risk. Average Annual Escalators are the weighted average contractual escalation per year under the terms of the in-place leases, weighted by ABR. Base Rent represents rental income for the period, including amounts deferred or abated and excluding percentage rents, from our owned properties recognized during the month. We use Base Rent to monitor cash collection and to evaluate past due receivables. Base Cash Rent represents Base Rent reduced for amounts abated and rent reserved for the period. Capitalization Rate represents the ABR on the date of a property disposition divided by the gross sales price. For multi-tenant properties, non-reimbursable property costs are deducted from the ABR prior to computing the disposition Capitalization Rate. CMBS are notes secured by owned properties and rents therefrom under which certain indirect wholly-owned special purpose subsidiaries of the Company are the borrowers. Corporate Liquidity is comprised of availability under the 2019 Credit Facility, cash and cash equivalents and available proceeds from unsettled forward equity contracts. Economic Yield is calculated by dividing the contractual cash rent, including fixed rent escalations and/or cash increases determined by CPI (increases calculated using CPI as of the end of the reporting period) by the initial lease term, expressed as a percentage of the Gross Investment. FASB is the Financial Accounting Standards Board. Forward 12 Month Lease Escalations represents contractual rent escalations as of the end of the reporting period on our owned properties over the forward 12 month period. For properties where rent escalations are fixed, actual contractual escalations over the next 12 months are used. For properties where rent escalations are CPI-related, CPI as of the end of the reporting period is used. For properties whose leases expire (or renewal options have not yet been exercised) in the next 12 months, a 100% renewal rate has been assumed. Forward Same Store Sales represents the expected change in ABR as of the reporting period as compared to the projected ABR at the end of the next 12 months, using the Forward 12 Month Lease Escalations. GAAP are the Generally Accepted Accounting Principles in the United States. Gross Investment represents the gross acquisition cost including the contracted purchase price and related capitalized transaction costs. Initial Cash Yield from properties is calculated by dividing the first twelve months of contractual cash rent (excluding any future rent escalations provided subsequently in the lease and percentage rent) by the purchase price of the related property, excluding post closing costs. Initial Cash Yield is a measure of the contractual cash rent expected to be earned on an acquired property in the first year. Because it excludes any future rent increases or additional rent that may be contractually provided for in the lease, as well as any other income or fees that may be earned from lease modifications or asset dispositions, Initial Cash Yield does not represent the annualized investment rate of return of our acquired properties. Additionally, actual contractual cash rent earned from the properties acquired may differ from the Initial Cash Yield based on other factors, including difficulties collecting anticipated rental revenues and unanticipated expenses at these properties that we cannot pass on to tenants. Lost Rent is calculated as Base Rent reserved due to uncollectability divided by Base Rent for the period. Net Book Value represents the Real Estate Investment value, less impairment charges and net of accumulated depreciation. Occupancy is calculated by dividing the number of economically yielding owned properties in the portfolio as of the measurement date by the number of total owned properties on said date. Property Cost Leakage is calculated by subtracting tenant reimbursement income from property costs for the quarterly period. The resulting difference is divided by the Base Rent for the quarterly period. Real Estate Investment represents the Gross Investment plus improvements less impairment charges. Senior Unsecured Notes refers to the $300 million aggregate principal amount of 4.450% notes due 2026, the $300 million aggregate principal amount of 3.200% notes due 2027, the $400 million aggregate principal amount of 4.000% notes due 2029, and the $500 million aggregate principal amount of 3.400% notes due 2030. Tenant represents the legal entity ultimately responsible for obligations under the lease agreement or an affiliated entity. Other tenants may operate the same or similar business concept or brand. Weighted Average Unit Coverage is used as an indicator of individual asset profitability, as well as signaling the property’s importance to our tenants’ financial viability. We calculate Unit Coverage by dividing our reporting tenants’ trailing 12-month EBITDAR (earnings before interest, tax, depreciation, amortization and rent) by annual contractual rent. These are then weighted based on the tenant’s ABR. Tenants in the manufacturing industry are excluded from the calculation. OTHER DEFINITIONS AND EXPLANATIONS

FORWARD-LOOKING STATEMENTS AND RISK FACTORS The information in this presentational report should be read in conjunction with the accompanying earnings press release, as well as the Company's Annual Report on Form 10-K and other information filed with the Securities and Exchange Commission. This presentational report is not incorporated into such filings. This document is not an offer to sell or a solicitation to buy securities of Spirit Realty Capital, Inc. Any offer or solicitation shall be made only by means of a prospectus approved for that purpose. This presentational report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act of 1934, as amended. When used in this presentational report, the words “estimate,” “anticipate,” “expect,” “believe,” “intend,” “may,” “will,” “should,” “seek,” “approximately” or “plan,” or the negative of these words or similar words or phrases that are predictions of or indicate future events or trends and which do not relate solely to historical matters are intended to identify forward-looking statements. You can also identify forward-looking statements by discussions of strategy, plans or intentions of management. Forward-looking statements involve numerous risks and uncertainties and you should not rely on them as predictions of future events. Forward-looking statements depend on assumptions, data or methods that may be incorrect or imprecise, and Spirit may not be able to realize them. Spirit does not guarantee that the transactions and events described will happen as described (or that they will happen at all). The following risks and uncertainties, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements: industry and economic conditions; volatility and uncertainty in the financial markets, including potential fluctuations in the CPI; Spirit's success in implementing its business strategy and its ability to identify, underwrite, finance, consummate, integrate and manage diversifying acquisitions or investments; the financial performance of Spirit's retail tenants and the demand for retail space, particularly with respect to challenges being experienced by general merchandise retailers; Spirit's ability to diversify its tenant base; the nature and extent of future competition; increases in Spirit's costs of borrowing as a result of changes in interest rates and other factors; Spirit's ability to access debt and equity capital markets; Spirit's ability to pay down, refinance, restructure and/or extend its indebtedness as it becomes due; Spirit's ability and willingness to renew its leases upon expiration and to reposition its properties on the same or better terms upon expiration in the event such properties are not renewed by tenants or Spirit exercises its rights to replace existing tenants upon default; the impact of any financial, accounting, legal or regulatory issues or litigation that may affect Spirit or its major tenants; Spirit's ability to manage its expanded operations; Spirit's ability and willingness to maintain its qualification as a REIT under the Internal Revenue Code of 1986, as amended; Spirit's ability to manage and liquidate the remaining SMTA assets; the impact on Spirit’s business and those of its tenants from epidemics, pandemics or other outbreaks of illness, disease or virus (such as the strain of coronavirus known as COVID-19); and other risks inherent in the real estate business, including tenant defaults, potential liability relating to environmental matters, illiquidity of real estate investments and potential damages from natural disasters discussed in Spirit's most recent filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q. You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this presentational report. While forward-looking statements reflect Spirit's good faith beliefs, they are not guarantees of future performance. Spirit disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, new information, data or methods, future events or other changes, except as required by law. Forward-Looking and Cautionary Statements Notice Regarding Non-GAAP Financial Measures In addition to U.S. GAAP financial measures, this presentation contains and may refer to certain non-GAAP financial measures. These non-GAAP financial measures are in addition to, not a substitute for or superior to, measures of financial performance prepared in accordance with GAAP. These non-GAAP financial measures should not be considered replacements for, and should be read together with, the most comparable GAAP financial measures. Reconciliations to the most directly comparable GAAP financial measures and statements of why management believes these measures are useful to investors are included in this Appendix if the reconciliation is not presented on the page in which the measure is published.